UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934
Date of Report (Date of earliest event reported): March 9, 2009
000-51562
Commission file number
AMERICAN COMMERCIAL LINES INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3177794

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1701 E. Market Street, Jeffersonville, Indiana (Address of principal executive offices)	47130 (Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
          On March 9, 2009, the Compensation Committee of the Board of Directors of American Commercial Lines Inc. (the “Company”) revised the methodology for payment of the annual performance share units granted to executives of the Company including the Company’s Named Executive Officers (as defined in Item 402(a) of Regulation S-K promulgated by the Securities and Exchange Commission) beginning with performance share unit awards made in 2009. Performance share units granted by the Company in previous years, including in 2008, did not allow for graded vesting so that share units would only be paid if the pre-determined performance metrics were met over the three-year performance period. Beginning with the grant in 2009, performance share units will allow for graded vesting. Specifically, at the end of the three-year performance period, payments, if any, would be made as follows:
•	80% of performance equates to 50% of performance share units vesting

•	100% of performance equates to 75% of performance share units vesting

•	120% of performance equates to 100% of performance share units vesting
          We believe that this change to graded vesting is in line with common business practice. Additionally, the change raises the performance requirement to 120% of the three-year target to earn a 100% payout of the award. The performance share units will continue to be subject to the satisfaction of certain pre-established performance measures based upon (i) earnings before interest, taxes, depreciation and amortization and (ii) earnings per share.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN COMMERCIAL LINES INC.
(REGISTRANT)

Date: March 13, 2009	By:	/s/ Dawn R. Landry

Dawn R. Landry
Senior Vice President
General Counsel & Corporate Secretary

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